                                                                    EXHIBIT 23.1



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS




To the Board of Directors,
CMS Oil and Gas Company




As independent public accountants, we hereby consent to the use in this Registration Statement of our report dated February 28, 2000 included herein and to all references to our Firm included in this Registration Statement.




                                                        /s/ Arthur Andersen LLP
Houston, Texas
November 21, 2000